UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A INFORMATION

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REBORN COFFEE, INC.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

Reborn Coffee, Inc.
580 N. Berry Street
Brea, CA 92821

November 6, 2023, at 10:00 a.m., Eastern Time

To the stockholders of Reborn Coffee, Inc.:

Notice is hereby given that a Special Meeting of Stockholders of Reborn Coffee, Inc. will be held on November 6, 2023, at 10:00 a.m., Eastern Time, at the offices of Pryor Cashman LLP, located at 7 Times Square, New York, New York 10036.

The accompanying Notice of Special Meeting and Proxy Statement, which you are urged to read carefully, provides important information regarding the business to be conducted at the special meeting.

You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope or vote by telephone or Internet, whether or not you plan to attend the special meeting. If you attend the meeting, you may vote in person even if you have previously submitted a proxy card. Regardless of the number of shares you own or whether you plan to attend the special meeting, it is important that your shares be represented and voted. If you hold your shares in “street name” (that is, through a broker, bank or other nominee), please complete, date and sign the voting instruction form that has been provided to you by your broker, bank or other nominee and promptly return it in the enclosed envelope or review the instructions in the materials forwarded by your broker, bank or other nominee regarding the option to vote on the Internet or by telephone. If you hold your shares directly and plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy. If you hold your shares in “street name” and plan to attend the meeting in person, please remember to bring a form of personal identification with you and proof of beneficial ownership.

On behalf of the Board of Directors, I thank you for your support and continued interest in Reborn Coffee, Inc.

Sincerely,

/s/ Farooq M. Arjomand
Farooq M. Arjomand
Chairman of the Board of Directors of Reborn Coffee, Inc.

This Notice and the Proxy Statement are first being mailed to stockholders on or about October 23, 2023.

Reborn Coffee, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, NOVEMBER 6, 2023

Date and Time	November 6, 2023, at 10:00 a.m., Eastern Time
Place	Pryor Cashman LLP located at 7 Times Square, New York, New York 10036

(1)    To approve the amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.0001 per share, at a ratio of up to one-for-twenty, such ratio to be determined in the discretion of the Company’s Board of Directors;

(2) To authorize an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and
(3) To transact any other business properly coming before the meeting.
Record Date	You can vote if, at the close of business on October 17, 2023 (the “Record Date”), you were a holder of record of our common stock.
Proxy Voting

All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card or by telephone or Internet, or if you hold your shares in street name using the voting instruction form provided by your broker, bank or nominee, or by accessing the website or toll-free number indicated on the voting instructions accompanying your proxy card to vote via the Internet or phone.

The Board of Directors unanimously recommends that you vote to:

•        approve the amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.0001 per share, at a ratio of up to one-for-twenty, such ratio to be determined in the discretion of the Company’s Board of Directors (the “Reverse Stock Split Proposal”); and

•        authorize an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

By Order of the Board of Directors,

/s/ Farooq M. Arjomand
Farooq M. Arjomand Chairman of the Board Of Directors of Reborn Coffee, Inc.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, financing plans, business strategies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management and other matters. Statements in this document that are not historical facts are identified as forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act.

When we use the words “anticipate,” “estimate,” “project,” “intend,” “expect,” “plan,” “believe,” “should,” “likely” and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and any other documents we incorporate by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

These forward-looking statements, including statements relating to our future business prospects, revenues, working capital, liquidity, capital needs and income, wherever they occur in this proxy statement, are estimates reflecting our best judgment. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those discussed from time to time in our Securities and Exchange Commission, or SEC, reports, including our annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 11, 2023 and our subsequently filed quarterly reports on Form 10-Q. You should read and consider carefully the information about these and other risks set forth under the caption “Risk Factors” in such filings.

As used in this proxy statement, the terms “we,” “us,” “our,” the “Company,” and “Reborn” refer to Reborn Coffee, Inc. and our subsidiaries and affiliates, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE SPECIAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

The Board of Directors of Reborn Coffee, Inc., or our “Board of Directors,” is providing these proxy materials to you in connection with our special meeting of common stockholders, which will take place on Monday, November 6, 2023. Our common stockholders are invited to attend the special meeting and are entitled to and requested to vote on the proposals described in the attached proxy statement.

What information is contained in the attached proxy statement?

The information included in the attached proxy statement relates to the proposals to be voted on at the special meeting, the voting process, and certain other required information.

What am I voting on at the special meeting?

You will be voting on the following proposals:

(1)    To approve the amendment to our Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse stock split of our common stock, par value $0.0001 per share, at a ratio of up to one-for-twenty, such ratio to be determined in the discretion of the Company’s Board of Directors;

(2)    To authorize an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

(3)    To transact any other business properly coming before the meeting.

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote your shares of common stock:

(1)    “FOR” the approval of the Certificate of Amendment to effect a reverse stock split of our common stock, par value $0.0001 per share, at a ratio of up to one-for-twenty, such ratio to be determined in the discretion of the Company’s Board of Directors; and

(2)    “FOR” the authorization of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

What shares can I vote?

You may vote shares of our common stock owned by you as of the close of business on October 17, 2023 (the “Record Date”). Each share of common stock is entitled to one vote. As of October 17, 2023, we had [          ] shares of common stock outstanding.

How do I vote before the meeting?

If you are a registered stockholder, meaning that you hold your shares in certificate form, you have three voting options:

(1)    By Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

(2)    By telephone, using any touch-tone telephone to transmit your voting instructions by calling the number specified on your proxy card; or

(3)    By mail, by completing, signing and returning your proxy card.

If you hold your shares through an account with a bank or broker, please follow the instructions on the voting instruction form that your bank or broker provides.

May I vote at the special meeting?

If you are a registered stockholder, you may vote your shares owned by you as of October 17, 2023, at the special meeting if you attend in person. If you hold your shares through an account with a bank or broker, please follow the directions provided to you by your bank or broker. If you wish to vote in person at the meeting, please contact your bank or broker to learn the procedures necessary to allow you to vote your shares in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Can I change my mind after I return my proxy?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the meeting, (2) voting again over the Internet prior to 10:00 a.m., New York time, on November 6, 2023, (3) voting again via the telephone prior to 10:00 a.m., New York time, on November 6, 2023, or (4) voting at the meeting if you are a registered stockholder or have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted in favor of all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It indicates that your shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

Will my shares be voted if I do not provide my proxy or instruction form?

If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The matters being voted on at the special meeting are not considered routine matters for which brokerage firms may vote without specific instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as “broker non-votes.”

How can I attend the meeting?

The meeting is open to all holders of our common stock as of October 17, 2023.

May stockholders ask questions at the special meeting?

Yes. Representatives of the Company will answer questions of general interest at the end of the meeting.

How many votes must be present to hold the special meeting?

In order for us to conduct our special meeting, at least the holders of a majority in voting power of all issued and outstanding stock entitled to vote at the special meeting, as of October 17, 2023, must be present in person or represented by proxy at the special meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

Where can I find a copy of the proxy materials?

A copy of the proxy materials is available online at www.proxyvote.com and can be accessed with your 16 digit control number found in your proxy materials.

How many votes are needed to approve the Company’s proposals?

Proposal 1.    The approval of the Certificate of Amendment to effect a reverse stock split of our common stock, par value $0.0001 per share, at a ratio of up to one-for-twenty, requires that a majority in voting power of the stock entitled to vote at the meeting and with respect to the matter on which a vote is taken, present in person or represented by proxy, be voted “For” the proposal, excluding properly executed proxy card marked “Abstain,” which will not be voted or counted for purposes other than quorum.

Proposal 2.    The authorization of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal, will be approved if the votes cast “For” the adjournment exceed the votes cast “Against” the adjournment. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on this matter.

Reborn Coffee, Inc.
PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, NOVEMBER 6, 2023

PROPOSAL 1
APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, PAR VALUE $0.0001 PER SHARE, AT A RATIO OF UP TO ONE-FOR-TWENTY, such ratio to be determined in the discretion of the Company’s Board of Directors (THE “REVERSE STOCK SPLIT PROPOSAL”).
(ITEM 1 ON THE PROXY CARD)

Purpose and Background of the Reverse Stock Split

We are seeking your approval of an amendment to our certificate of incorporation to authorize our Board of Directors to effect a reverse stock split of our outstanding common stock at a ratio of up to one-for-twenty without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interests of our company and our stockholders.

On October [          ], 2023, the Board of Directors approved the proposal authorizing the reverse stock split because the Board of Directors believes that effecting the reverse stock split could be an effective means of regaining and maintaining compliance with the minimum trading price requirement for continued listing of our common stock on The Nasdaq Capital Market.

Our common stock is presently listed on The Nasdaq Capital Market. On April 28, 2023, we received a notification letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that the minimum bid price per share for our common stock has been below $1.00 for a period of 32 consecutive business days and we therefore no longer meet the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). The notification received has no immediate effect on the listing of our common stock on Nasdaq. Under Nasdaq Listing Rule 5810(c)(3)(A), we have until October 25, 2023 to regain compliance with the minimum bid price continued listing standard.

The Company will not regain compliance before October 25, 2023. The Company may be eligible for an additional 180 calendar days to regain compliance, provided that the Company (i) meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, except for Nasdaq Listing Rule 5550(a)(2), and (ii) provides a written notice of its intention to cure this deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days to regain compliance.

On September 5, 2023, we received a second notification letter (the “Second Letter”) from Nasdaq notifying us that our amount of stockholders’ equity has fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1). Our stockholders’ equity currently sits at $2,278,723 as reported in our Quarterly Report on Form 10-Q for the period ended June 30, 2023. The Second Letter also noted that as of June 30, 2023, we do not meet the alternatives of market value listed securities or net income from continuing operations pursuant to Rule 5550. Rule 5550 holds that in a situation where an Issuer does not comply with the minimum $2,500,000 shareholders’ equity criteria of the Nasdaq Capital Market, Nasdaq will determine if the company has a market value of listed securities of $35 million, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. We do not currently satisfy such alternative criteria. Under Nasdaq Listing Rule 5810(c)(2)(A)(i) and as stated in the Second Letter, we have until October 20, 2023 to submit a plan to regain compliance with our stockholders’ equity deficiency. Notwithstanding, if we do not cure the stockholders’ equity deficiency by October 25, 2023, or if it otherwise appears to the Listing Qualifications Staff that the Company will not be able to cure the minimum bid price deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Company’s securities will be subject to delisting. In the event of such notification, the Company would appeal Nasdaq’s determination to delist its securities to a Hearings Panel, which would consider the Company’s plan to regain compliance with both the minimum bid price requirement and the stockholders’ equity requirement.

If the reverse stock split successfully increases the per share price of our common stock for the requisite amount of time in accordance with Nasdaq rules, the Board of Directors believes this will increase the likelihood that we will maintain The Nasdaq Capital Market listing of our common stock. However, there can be no assurance that Nasdaq would grant the Company’s request for continued listing, especially if the Company fails to cure its stockholders’ equity deficiency or if the Nasdaq declines to grant the Company’s request for approval of its compliance plan.

In the event that our common stock is delisted by the Nasdaq Stock Market, our common stock would likely trade on the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our common shares could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common stock. Such potential delisting from the Nasdaq and continued or further declines in our stock price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, including short-term debt financing provided by foreign lenders.

In light of the factors mentioned above, our Board of Directors approved this proposal as a potential means of maintaining the price of our common stock above $1.00 per share in compliance with Rule 5550(a)(2).

Potential Increased Investor Interest

In approving this proposal, the Board of Directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

The Reverse Stock Split Proposal

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split, we will amend our Certificate of Incorporation by filing a Certificate of Amendment to such Certificate of Incorporation (the “Certificate of Amendment”). If approved, the Reverse Stock Split will be effective upon the filing of the Certificate of Amendment, in the form attached to this proxy statement as Annex A (the “Certificate of Amendment”), with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board of Directors.

By approving this proposal, stockholders will approve the Board of Directors to use its discretion to select a reverse split ratio of up to one-for-twenty which it deems in the best interests of the Company and its stockholders. In addition, the Board of Directors shall have the discretion to select the date to specify the “Effective Time.” Further, the Board of Directors shall have the discretion to abandon such amendment even if it is approved by the stockholders.

Principal Effects of the Reverse Stock Split

If implemented, the reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split would otherwise result in any of our stockholders owning a fractional share (in which case the fractional amount will be rounded up to the next whole share). After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act. The reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Following the effectiveness of any reverse stock split approved by the stockholders and implementation by the Board of Directors, current stockholders will hold fewer shares of common stock.

In deciding whether to implement the reverse stock split and if so, the ratio, the Board of Directors will consider primarily the satisfaction of The Nasdaq Stock Market continued listing requirements, as described above. It may also consider, among other things: (i) the market price of the common stock at the time of the reverse stock split; (ii) the number of shares that will be outstanding after the split; (iii) the stockholders’ equity at such time; (iv) the shares of common stock available for issuance in the future; (v) the liquidity of the common stock in the market and any change in liquidity that may result; and (vi) the nature of the Company’s operations. The Board of Directors maintains the right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that we will be able to satisfy the continued listing requirements of The Nasdaq Stock Market without implementing the reverse stock split or if this proposal is otherwise no longer in the best interests of the Company.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON THE NASDAQ STOCK MARKET, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the reverse stock split. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the reverse split as that stockholder did immediately prior to the reverse split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•        the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•        the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; and

•        the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Rule 5550(a)(2), or that we will meet all other the requirements of The Nasdaq Stock Market for continued inclusion for trading on The Nasdaq Capital Market, including, without limitation, the stockholders’ equity requirement which, as of the date of this proxy statement, the Company is not in compliance with as discussed herein above.

Stockholders should note that the effect of the reverse stock split, if any, upon the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our common stock after the reverse stock split will be the number of times equals exactly to the ratio multiplied by the prices for shares of our common stock immediately prior to the reverse stock split. Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage declines as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our common stock after implementation of the reverse stock split, when and if implemented, may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

While we believe that the reverse stock split will be sufficient to maintain our listing on The Nasdaq Stock Market, in light of the Second Letter and other factors, it is possible that, even if the reverse stock split results in a closing price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy the other criteria for continued listing of our common stock on The Nasdaq Stock Market.

Effect on Outstanding and Authorized Shares of Common Stock

The proposed amendment to our Certificate of Incorporation to effect the reverse stock split will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock. As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the reverse stock split, other than that disclosed in our filings with the SEC.

The following table sets forth the number of shares of our common stock that was and would be (i) issued and outstanding, (ii) held in treasury and (iii) authorized for issuance and neither issued nor reserved for issuance, in each case, before and after the reverse stock split, based on information as of October 17, 2023, the last practicable date before the printing of this proxy statement.

	Before Reverse Stock Split	After Reverse Stock Split Assuming Ratio of 1:5	After Reverse Stock Split Assuming Ratio of 1:10	After Reverse Stock Split Assuming Ratio of 1:15	After Reverse Stock Split Assuming Ratio of 1:20
Number of Shares of Common Stock Issued and Outstanding	[ ]		[ ]	[ ]	[ ]
Number of Treasury Shares Outstanding	[ ]		[ ]	[ ]	[ ]
Number of Shares of Common Stock Reserved for Issuance	[ ]		[ ]	[ ]	[ ]
Number of Authorized Shares Neither Outstanding Nor Reserved for Issuance	[ ]		[ ]	[ ]	[ ]

As illustrated in the table above, because the number of authorized shares will not be affected by the reverse stock split, and will continue to be 41,000,000, consisting of 40,000,000 shares of common stock and 1,000,000 shares of preferred stock, a reverse stock split would result in a significant increase in the number of authorized and unissued shares of common stock. Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. As of the date of this proxy statement, we have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.

Effect on Outstanding Stock Options, Restricted Stock Units and Other Equity Compensation Awards

If the Reverse Stock Split is implemented, the number of shares our common stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our common stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. The number of shares of our common stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the effective time of the Reverse Stock Split.

Possible Anti-takeover Effects of a Reverse Stock Split

The authorized common stock will not be diluted as a result of the Reverse Stock Split. The common stock that is authorized but unissued provides the Board with flexibility to effect among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would continue to give our Board of Directors authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board of Directors have any present intent to use the authorized but unissued common stock or preferred stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the Reverse Stock Split Proposal approved by the Company’s stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will authorize the Company to file the Certificate of Amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split. The Board of Directors may delay effecting the reverse stock split without re-soliciting stockholder approval. The reverse stock split will become effective on the effective date (the “Effective Date”) of the split. Beginning on the Effective Date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected. Stockholders who hold uncertificated shares as of the Effective Date (i.e., shares held in book-entry form and not represented by a physical certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the DTCC’s Direct Registration System to give effect to the reverse stock split. If your shares are held in “street name” through a broker, bank or other nominee, the number of shares you hold as of the Effective Date will automatically be adjusted by your broker, bank or other nominee to reflect the reverse stock split. The Company intends to treat stockholders holding shares of our common stock in “street name”) in the same manner as stockholders of record whose shares of common stock are registered in their names. “Street name” holders should contact their broker, bank or other nominee for more information.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from the Company’s exchange agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest. Pursuant to applicable rules of The Nasdaq Stock Market, your old certificates representing pre-split shares cannot be used for either transfers or deliveries made on The Nasdaq Stock Market; thus, you must exchange your old certificates in order to effect transfers or deliveries of your post-split shares on The Nasdaq Stock Market.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Until surrendered as contemplated herein, a stockholder’s old certificates shall be deemed at and after the Effective Date to represent the number of full shares of our common stock resulting from the reverse stock split. Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their old certificates for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Any stockholder whose old certificates have been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be required to be paid by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Accounting Adjustments

As of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio that is determined by the Board (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

No Appraisal Rights

Under Delaware law, the Company’s stockholders will not be entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company common stock relating to the reverse stock split. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for informational purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is for United States Federal income tax purposes:

(i)     an individual citizen or resident of the United States;

(ii)    a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(iii)   an estate with income subject to United States Federal income tax regardless of its source; or

(iv)   a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes a U.S. holder holds Company common stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities disregarded from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, Company stockholders holding their shares of Company common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, or persons who hold their Company common stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s common stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend on the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•        A U.S. holder will not recognize any gain or loss as a result of the reverse stock split.

•        A U.S. holder’s aggregate tax basis in its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor.

•        A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

•        For purposes of the above discussion of the basis and holding periods for shares of Company common stock, and except as provided therein, holders who acquired different blocks of Company common stock at different times must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

As noted above, we will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of common stock is not clear. If the receipt of such an additional fraction of a share of common stock is taxed as a dividend, however, any tax liability associated with such receipt will be small.

Vote Required to Approve the Reverse Stock Split Proposal

The Reverse Stock Split Proposal will be approved only it receives the affirmative vote of at least a majority of the votes entitled to be cast on the Reverse Stock Split Proposal at the Special Meeting, present in person or represented by proxy. Accordingly, abstentions and broker non-votes, if any, will have the effect of a vote against the Reverse Stock Split Proposal.

WE RECOMMEND A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, PAR VALUE $0.0001 PER SHARE, AT A RATIO OF UP TO ONE-FOR-TWENTY, such ratio to be determined in the discretion of the Company’s Board of Directors.

PROPOSAL 2: THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of a proposed amendment to our Certificate of Incorporation to effectuate a reverse stock split as described in Proposal 1.

Adjournment of the Special Meeting will be approved if the votes cast “For” the adjournment exceed the votes cast “Against” the adjournment. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Availability of Form 10-K and Annual Report to Stockholders

Rules promulgated by the SEC require us to provide an Annual Report to Stockholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (without exhibits or documents incorporated by reference), are available without charge to stockholders upon written request to Reborn Coffee, Inc., 580 N. Berry Street, Brea, CA 92821, by calling (714) 784-6369 or via the Internet at www.reborncoffeee.net.

Other Proposed Actions

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. We will also reimburse the expenses of brokers, nominees and fiduciaries that send proxies and proxy materials to our stockholders.

APPENDIX A

Reverse Stock Split Amendment to the Certificate of Incorporation

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
REBORN COFFEE, INC.

Pursuant to Section 242 of the
Delaware General Corporation Law

The undersigned, a duly authorized officer of Reborn Coffee, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify in accordance with the provisions of the DGCL as follows:

1. The name of the Corporation is Reborn Coffee, Inc. The original Certificate of Incorporation of the Corporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware on July 26, 2022.

2. This Certificate of Amendment amends the provisions of the Certificate as set forth herein, and was adopted by the Corporation’s Board of Directors and authorized by a majority in voting power of the stock entitled to vote thereon, present in person or represented by proxy, at a special meeting of stockholders, pursuant to Section 242 of the DGCL.

3. Article IV of the Certificate is hereby amended to include the following additional paragraph at the end of Article IV:

“Effective at             EDT on             , 2023 (the “Effective Time”), every              (    ) shares of Common Stock of the Corporation issued and outstanding will be exchanged and combined, automatically, without further action, into one (1) share of the Common Stock of the Corporation. At the Effective Time, there shall be no change in the number of authorized shares of Common Stock, including the number authorized for each class of shares, which the Corporation shall have the authority to issue. Any fraction of a share of Common Stock that would otherwise have resulted from the foregoing combination shall be rounded up to the next whole share.”

A-1

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, does hereby execute this Certificate of Amendment as of this              day of             , 2023.

Name:	Jay Kim
Title:	Chief Executive Officer

A-2

Appendix B

Proxy Card

B-1